SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2007

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

THE LEXINGTON MASTER LIMITED PARTNERSHIP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50268	11-3636084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 28, 2007, William J. Borruso resigned as a Trustee of Lexington Realty Trust (the “Trust”), chair of the Audit Committee of the Board of Trustees (the “Board”) of the Trust, and a member of the Compensation Committee of the Board.  Mr. Borruso resigned for personal reasons and his resignation does not reflect any disagreement with the Board or the Trust’s management.

Effective November 28, 2007, Harold First, was appointed and elected to the Trust’s Board and as chair of the Audit Committee of the Board to replace Mr. Borruso.

Harold First, age 71, has been a financial consultant since 1993. From December 1990 through January 1993, Mr. First served as Chief Financial Officer of Icahn Holding Corp., a privately held holding company. Mr. First has served as a director of numerous public companies and is currently a director and chairman of the audit committee of American Railcar Industries, Inc. (NASDAQ: ARII) Mr. First is also a director of WestPoint International Inc. Mr. First is a certified public accountant.

Richard J. Frary, an independent Trustee of the Trust, will replace Mr. Borruso as a member of the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: December 4, 2007	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

The Lexington Master Limited Partnership

By: Lex GP-1 Trust, its general partner

Date: December 4, 2007	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer